DH APPAREL COMPANY, INC.
                    AMENDMENT OF CERTAIN RIGHTS AND BENEFITS
               RELATING TO STOCK OPTIONS AND DEFERRED COMPENSATION

     This Amendment of Certain Rights and Benefits Relating to Stock Options and Deferred Compensation (this "Agreement") is entered into as of the ____ day of ______________, 2000 by and between Delta Woodside Industries, Inc. ("DWI"), DH Apparel Company, Inc. ("Duck Head") and the undersigned individual ("Participant").

WHEREAS, the Participant currently holds unexercised options (the "Stock Options") to purchase the common stock of DWI and/or is entitled to accrued but unpaid benefits under the Delta Woodside Group Deferred Compensation Plan for Key Managers (the "Deferred Compensation");

WHEREAS,   DWI   proposes  to   consummate  a  corporate   reorganization   (the
"Reorganization") whereby DWI will distribute to its shareholders all of the stock of Delta Apparel, Inc. ("Delta Apparel") and Duck Head;

WHEREAS, to facilitate the Reorganization, DWI and Duck Head desire to have the Participant agree to certain modifications of the terms and conditions governing the Stock Options and the Deferred Compensation;

WHEREAS Participant hereby agrees to such modifications in return for new rights with respect to the Stock Options and Deferred Compensation to which the Participant was not previously entitled;

NOW THEREFORE, in consideration of the mutual covenants and representations made herein, the parties agree as follows:

A. AMENDMENT OF STOCK OPTIONS.

1. VESTING AND EXERCISE. Any and all of the Stock Options that were not fully vested and exercisable immediately prior to the date of this Agreement are fully vested and exercisable as of the date of this Agreement.

2. NO ADJUSTMENT FOR REORGANIZATION; LOSS OF ABILITY TO RECEIVE DELTA APPAREL AND DUCK HEAD STOCK. Notwithstanding any stock option grant letter or agreement, the terms of the Delta Woodside Industries, Inc. Stock Option Plan, or the terms of any other agreement or understanding, no adjustment shall be made on account of the Reorganization to the stock and other property that the Participant is entitled to receive upon the exercise of a Stock Option. Therefore, if the Participant exercises a Stock Option after the record date of the distribution by DWI to its shareholders of the stock of Delta Apparel and Duck Head (the "Record Date"), the Participant will not be entitled to receive any shares of the common stock of Delta Apparel or Duck Head and shall be entitled to receive only the same number of shares of common stock of DWI that the Participant would have received if the Participant had exercised the Stock Option prior to the Reorganization.

Assuming consummation of the Reorganization, if the Participant exercises a Stock Option on or prior to the Record Date, the Participant will be entitled to receive a distribution of Delta Apparel common stock, Duck Head common stock and/or cash for fractional shares with respect to the shares of DWI common stock acquired pursuant to such exercise on the same terms and conditions applicable to all other persons holding DWI common stock on the Record Date.


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3. OTHER TERMS REMAIN IN EFFECT.  Except to the extent expressly amended by this
Agreement, the Stock Options shall remain subject to all of the terms and conditions applicable to them immediately prior to the execution of this Agreement.

B. AMENDMENT OF TERMS APPLICABLE TO DEFERRED COMPENSATION BENEFITS ACCRUED PRIOR TO REORGANIZATION.

1. ADDITIONAL TRIGGER EVENT. For purposes of the Delta Woodside Group Deferred Compensation Plan for Key Managers (the "Plan"), the following described date shall constitute a Trigger Event under the Plan:

     The last day of a fiscal quarter of Duck Head if as of such date the Cumulative Net Loss exceeds 30% of Shareholders' Equity at Reorganization.

     "Cumulative Net Loss" means the aggregate net loss, if any, for the period beginning with the effective date (and not the record date) of the distribution by DWI to its shareholders of the stock of Delta Apparel and Duck Head (the "Reorganization Date") and ending with the last day of the relevant fiscal quarter.

     "Shareholders' Equity at Reorganization" means the shareholders' equity in the Company immediately following the Reorganization Date.

2. ONE-TIME CASH OUT ELECTION. Notwithstanding the terms of the Plan, Participant may elect to receive a lump sum payment of all or a portion of the Participant's vested benefits under the Plan accrued as of the effective date (and not the record date) of the Reorganization Date; provided that (i) such election must be made in writing on a form provided by the Plan administrative committee and (ii) such election form must be submitted to the administrative committee no later than [_____________, 2000]. Any such election may be withdrawn or amended at any time prior to [______________, 2000] but shall be binding upon the Participant and irrevocable after such date. Such lump-sum payment shall be made to the Participant as soon as reasonably feasible after the Reorganization Date.

3. ELECTION TO CHANGE PAYMENT METHOD. Notwithstanding the terms of the Plan, Participant may elect to change his or her method-of-payment election with respect to all or a portion of the Participant's benefits accrued under the Plan prior to the Reorganization Date and the methods of payment among which the Participant may choose shall include the lump sum, installment payment and level-payment installment payment options as described in the Delta Woodside Group Deferred Compensation Plan for Key Managers as amended and restated effective on or about the Reorganization Date.

4. RELEASE OF OTHER DWI COMPANIES FROM LIABILITY FOR DEFERRED COMPENSATION BENEFITS. Participant releases any and all natural persons and legal entities other than Duck Head from any and all obligations and liabilities that currently exist or may arise in connection with Participant's benefits accrued prior to the Reorganization Date under the Plan (whether under its terms as currently amended or as amended from time to time at any time prior to the date of this Agreement). Duck Head agrees to assume all such liabilities. Participant understands that this release relieves DWI and all other DWI subsidiaries (other than Duck Head) of their current joint and several obligations to pay all or a portion of the Participant's benefits accrued under the Plan.

5. OTHER TERMS REMAIN IN EFFECT. Except as such terms and conditions are expressly amended by this Agreement, Participant's benefits accrued under the Plan shall remain subject to all of the terms and conditions applicable to such benefits immediately prior to the execution of this Agreement.



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C. OTHER TERMS.

1. THIRD-PARTY BENEFICIARIES. The parties to this Agreement specifically intend for any and all beneficiaries of the release set forth in Section B.4. to be third-party beneficiaries of this entire Agreement, entitled to enforce the terms of this Agreement against any party signing the Agreement.

2. REVIEW OF INFORMATION STATEMENTS DESCRIBING THE REORGANIZATION AND ITS EFFECTS. Participant acknowledges that (i) Participant has received and reviewed copies of the Information Statements of Delta Apparel, Inc. and DH Apparel Company, Inc. respecting the Reorganization and (ii) Participant has had the opportunity to ask the management of Delta Woodside Industries, Inc. and its subsidiaries for any additional information that Participant desired in order to make a fully informed decision with respect to signing this Agreement, exercising Stock Options and making the various elections permitted by this Agreement with respect to Participant's benefits under the Plan.

3. NO REPRESENTATIONS REGARDING TAX CONSEQUENCES. Neither DWI nor Delta Apparel nor Duck Head nor any other subsidiary or affiliate of DWI make any representation as to the tax consequences to the Participant of any decision the Participant may make regarding the exercise of any Stock Options or making any of the elections permitted by this Agreement with respect to Participant's benefits under the Plan. The Participant understands that he or she should consult with the Participant's personal tax advisor if the Participant wishes to receive any assurances regarding such tax consequences.

4. ENTIRE AGREEMENT; AMENDMENT. This Agreement is the entire agreement between the parties with respect to the subject matter addressed herein, and supersedes any prior or contemporaneous oral or written agreements or understandings. This Agreement may not be amended except by written amendment duly executed by the party against whom such amendment is to be enforced.

5. GOVERNING LAW. This Agreement shall be governed by the law of South Carolina without regard to the application of the principles of conflicts of laws.

Executed as of the date first above written.

 DELTA WOODSIDE INDUSTRIES, INC.          DH APPAREL COMPANY, INC.


By:                                       By:
    ----------------------------              -----------------------------
Name:                                     Name:
    ----------------------------              -----------------------------
Title:                                    Title:
    ----------------------------              -----------------------------

PARTICIPANT


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Name:
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